Exhibit 4.k

CROWN AMERICAS LLC

and

CROWN AMERICAS CAPITAL CORP.

as Issuers

the Guarantors named herein

and

Citibank, N.A.

as Trustee

INDENTURE

Dated as of November 18, 2005

7 5/8% Senior Notes due 2013

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.10; 11.02
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.06; 4.16; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 11.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.08
	(c)	8.04
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.05; 7.12
318	(a)	11.01

N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

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EXHIBITS

Exhibit A-1.	Form of Restricted Note	A-1-1
Exhibit A-2.	Form of Unrestricted Note	A-2-1
Exhibit B.	Form of Private Placement Legend	B-1
Exhibit C.	Form of Legend for Global Note	C-1
Exhibit D.	Form of Certificate of Transfer	D-1
Exhibit E.	Form of Certificate of Exchange	E-1
Exhibit F.	Form of Certificate from Acquiring Institutional Accredited Investor	F-1
Exhibit G.	Form of Note Guarantee	G-1

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INDENTURE, dated as of November 18, 2005, among Crown Americas LLC, a Pennsylvania limited liability company (“Crown Americas”) and Crown Americas Capital Corp., a Delaware corporation (“Capital Corp.,” and, together with Crown Americas, the “Issuers”), the Guarantors (as defined) and Citibank, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

“Accounts Receivable Entity” means a Subsidiary of Parent or any other Person in which Parent or a Restricted Subsidiary of Parent makes an Investment:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable;

(2) that is designated by the Board of Directors of Parent as an Accounts Receivable Entity pursuant to a Board of Directors’ resolution set forth in an Officers’ Certificate and delivered to the Trustee;

(3) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by Parent or any Restricted Subsidiary of Parent (excluding Guarantees of obligations (other than any Guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates Parent or any Restricted Subsidiary of Parent in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any other Restricted Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Accounts Receivable Entity Indebtedness”);

(4) with which neither Parent nor any Restricted Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(5) with respect to which neither Parent nor any Restricted Subsidiary of Parent has any obligation to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” has the meaning set forth in Section 2.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. No Person (other than Parent or any Subsidiary of Parent) in whom an Accounts Receivable Entity makes an Investment in connection with a financing of accounts receivable will be deemed to be an Affiliate of Parent or any of its Subsidiaries solely by reason of such Investment.

“Affiliate Transaction” has the meaning set forth in Section 4.14.

“Agent” means any Registrar, Paying Agent, or agent for service or notices and demands.

“Agent Members” has the meaning set forth in Section 2.16.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Treasury Rate” for any Make-Whole Redemption Date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to November 15, 2009; provided, however, that if the period from the Make-Whole Redemption Date to November 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to November 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Asset Sale” means:

(1) the Transfer by Parent or any Restricted Subsidiary of Parent of any property or assets (provided that the Transfer of all or substantially all of the assets of Parent, Crown or an Issuer and their respective Restricted Subsidiaries, taken as a whole, will be governed by the applicable provisions of Article Five and not by the provisions of Section 4.12); and

(2) the issue or sale by Parent or any of its Restricted Subsidiaries of Equity Interests of any of Parent’s Restricted Subsidiaries.

Notwithstanding the foregoing, the following will not be deemed to be Asset Sales:

(1) sales of inventory in the ordinary course of business;

(2) sales of accounts receivable to the Accounts Receivable Entity pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash in an amount at least equal to 75% of the Fair Market Value thereof;

(3) any transfer of accounts receivable, or a fractional undivided interest therein, by an Accounts Receivable Entity in a Qualified Receivables Transaction;

(4) any Transfer of assets (including, without limitation, Equity Interests of any Subsidiary) in a single transaction or a series of related transactions for which Parent and its Restricted Subsidiaries receive aggregate consideration or which assets have a Fair Market Value of less than $25,000,000;

(5) a Transfer of assets by Parent to a Restricted Subsidiary of Parent (or to a Person that becomes a Restricted Subsidiary of Parent upon the consummation of such Transfer) or by a Restricted Subsidiary of Parent to Parent or to another Restricted Subsidiary of Parent (or to a Person that becomes a Restricted Subsidiary of Parent upon the consummation of such Transfer);

(6) an issuance of Equity Interests by a Restricted Subsidiary of Parent to Parent or to another Restricted Subsidiary;

(7) a Restricted Payment that is permitted by Section 4.10 or any Permitted Investment;

(8) the sale or disposition of cash or Cash Equivalents;

(9) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended;

(10) the creation of Liens otherwise permitted under this Indenture, including, without limitation, a pledge of assets otherwise permitted by this Indenture;

(11) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations thereof and other similar intellectual property;

(12) the sale or disposition of obsolete, damaged or worn out assets or assets no longer used or useful, in each case in the ordinary course of business; and

(13) the Transfer of property or assets (including any Sale and Leaseback Transaction) the aggregate Fair Market Value of which assets, when taken together with the Fair Market Value of all other property or assets Transferred in reliance on this clause (13) (in each case measured on the date of such Transfer without giving effect to subsequent changes in value) does not exceed 3.0% of Consolidated Tangible Assets at the end of the most recent quarter ended prior to the date of such Transfer; provided that each such Transfer complies with subclauses (a)(1) and (a)(2) of Section 4.12 as if such Transfer were an Asset Sale.

“Asset Sale Offer” has the meaning set forth in Section 4.12.

“Asset Sale Offer Payment Date” has the meaning set forth in Section 4.12.

“Asset Sale Offer Trigger Date” has the meaning set forth in Section 4.12.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Business Day” has the meaning set forth in Section 11.07.

“Capital Corp.” means Crown Americas Capital Corp., a Delaware corporation, until a successor replaces such party pursuant to Article Five of this Indenture.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the Issue Date), the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

(5) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“CEH” means Crown European Holdings SA, a société anonyme, organized under the laws of France, and its successors and assigns.

“Change of Control” means the occurrence of any of the following:

(1) any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than any Transfer to Parent or one or more Restricted Subsidiaries of Parent or any Transfer to one or more Permitted Holders;

(2) the adoption of a plan for the liquidation or dissolution of Parent or an Issuer (other than in a transaction that complies with Article Five);

(3) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation), the result of which is that any “person” (as defined above) or “group” (as defined above), other than one or more Permitted Holders, becomes, directly or indirectly, the “beneficial owner” (as defined above) of more than 50% of the voting power of the Voting Stock of Parent;

(4) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of Parent who were members of the

Board of Directors of Parent at the beginning of such period are not Continuing Directors; or

(5) the first day on which Parent fails to own, either directly or indirectly through one or more Wholly Owned Restricted Subsidiaries, 100% of the issued and outstanding Equity Interests of Crown, Crown Americas or Capital Corp.

“Change of Control Offer” has the meaning set forth in Section 4.08.

“Change of Control Payment” has the meaning set forth in Section 4.08.

“Change of Control Payment Date” has the meaning set forth in Section 4.08.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the United States Securities and Exchange Commission.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

(2) Consolidated Interest Expense of such Person for such period;

(3) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; and

(4) any non-recurring restructuring charges or expenses of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges and non-recurring restructuring charges or expenses of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income or loss of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, capitalized interest, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt).

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (a) the aggregate outstanding amount of Consolidated Indebtedness of Parent and its Restricted Subsidiaries as of the date of calculation on a consolidated basis determined in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA (calculated in accordance with the definition of Fixed Charge Coverage Ratio) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or (subject to clause (4) below) a Restricted Subsidiary thereof in cash;

(2) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) the net income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(5) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded;

(6) any net gain or loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

(7) extraordinary gains and losses shall be excluded;

(8) any fees, charges, costs and expenses incurred in connection with the Refinancing Transactions shall be excluded; and

(9) (a) the amount of any write-off of deferred financing costs or of indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or refinancing indebtedness shall be excluded and (b) all non-recurring expenses and charges relating to such repurchase or refinancing of indebtedness or relating to any incurrence of indebtedness, in each case, whether or not such transaction is consummated, shall be excluded.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with generally accepted accounting principles.

“Consolidated Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with GAAP. Consolidated Tangible Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Consolidated Tangible Assets.

“Constar” means Constar International Inc., a Delaware corporation, and its successors and assigns.

“Constar Agreements” means each of the agreements entered into between Crown and Constar in connection with its initial public offering, as such agreements are in effect on the Issue Date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the relevant Person who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof (a) solely for purposes of the transfer, surrender or exchange of Notes, is located at 111 Wall Street, 14/3, New York, New York 10005, Attention: Corporate Trust Services - Crown Americas LLC and (b) for all other purposes is located at the address listed in Section 11.02.

“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Credit Facilities” means one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities or capital markets financings, in each case with banks or other lenders providing for revolving credit loans, term loans, notes or letters of credit, in each case as any such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“Crown” means Crown Cork & Seal Company, Inc., a Pennsylvania corporation, until a successor replaces such party pursuant to Article Five of this Indenture.

“Crown Americas” means Crown Americas LLC, a Pennsylvania limited liability company, until a successor replaces such party pursuant to Article Five of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuers, which Person must be a clearing agency registered under the Exchange Act.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such capital stock is exchangeable into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such issuer is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into Indebtedness on or prior to the Maturity Date of the Notes; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Parent or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

“Domestic Subsidiary” means a Restricted Subsidiary which is organized under the laws of the United States or any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock (other than Disqualified Stock) of Parent (other than public offerings pursuant to Form S-8 or otherwise relating to Equity Interests issuable under any employee benefit plan of Parent).

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set forth in Section 4.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means debt securities of the Issuers with terms substantially identical to the Notes issued in exchange for an equal principal amount of Notes pursuant to an exchange offer registered under the Securities Act in accordance with the terms of the Registration Rights Agreement.

“Exempted Indebtedness” means as of any particular time the sum of (i) all then-outstanding Indebtedness of Parent and Principal Properties Subsidiaries incurred after the Issue Date and secured by any mortgage, security interest, pledge or lien other than those permitted by clause (b) of Section 4.11, and (ii) all Attributable Debt with respect to Post Termination Date Sale and Leaseback Transactions entered into by Parent and Principal Properties Subsidiaries after the Issue Date other than those permitted by clause (b) of Section 4.15.

“Existing Indebtedness” means Indebtedness of Parent and its Restricted Subsidiaries in existence on the Issue Date after giving effect to the intended use of proceeds from the issuance of the Notes and the borrowings under the New Credit Facility on the Issue Date, until such amounts are repaid.

“Existing Secured Notes” means each of the following to the extent outstanding on the Issue Date:

(1) €460,000,000 aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of CEH issued under the indenture dated as of September 1, 2004 among CEH, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee;

(2) $1,085,000,000 aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 of CEH and €285,000,000 aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011, in each case, issued under an indenture dated as of February 26, 2003 among CEH, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee; and

(3) $725,000,000 aggregate principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 of CEH issued under an indenture dated as of February 26, 2003 among CEH, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee.

“Existing Unsecured Notes” means each of the following to the extent outstanding on the Issue Date:

(1) $200,000,000 original principal amount of 8% Debentures due 2023 of Crown issued under the 1993 Indenture;

(2) $350,000,000 original principal amount of 7 3/8% Debentures due 2026 of Crown issued under the 1996 Indenture;

(3) $150,000,000 original principal amount of 7 1/2% Debentures due 2096 of Crown issued under the 1996 Indenture; and

(4) $300,000,000 original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture.

“Existing Unsecured Notes Principal Properties Subsidiary” means (i) in the case of Existing Unsecured Notes issued under the 1993 Indenture, a “Restricted Subsidiary” as defined under the 1993 Indenture as in effect on the Issue Date and (ii) in the case of Existing Unsecured Notes issued under the 1996 Indenture, a “Restricted Subsidiary” as defined under the 1996 Indenture as in effect on the Issue Date.

“Existing Unsecured Notes Principal Property” means:

(1) in the case of the 1993 Indenture, any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein) located in the United States, other than any such plant or warehouse or portion thereof that the Board of Directors of Crown reasonably determines is not of material importance to the business conducted by Crown and its subsidiaries as an entirety; and

(2) in the case of the 1996 Indenture, any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein), other than any such plant or warehouse or portion thereof that the Board of Directors of Crown reasonably determines is not of material importance to the business conducted by Crown and its subsidiaries as an entirety.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by management of Parent or by the Board of Directors of Parent or a duly authorized committee thereof. Fair Market Value (other than of any asset with a public trading market) in excess of $100,000,000 shall be determined by the Board of Directors of Parent acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee upon which the Trustee shall have no liability in relying.

“First Priority Notes Issue Date” means September 1, 2004.

“Fixed Charge Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Fixed Charges for such four fiscal quarters; provided that:

(1) if Parent or any Restricted Subsidiary of Parent has (y) incurred any Indebtedness or issued Preferred Stock since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness or issuance of Preferred Stock or both, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Preferred Stock (and the application of the proceeds thereof) as if the incurrence of such Indebtedness or issuance of such Preferred Stock (and the application of the proceeds thereof) had occurred on the first day of such period or (z) repaid, retired, repurchased or redeemed any Indebtedness or Preferred Stock of Parent or any Restricted Subsidiary of Parent since the beginning of such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to the repayment, retirement, repurchase or redemption of such Indebtedness or Preferred Stock as if such Indebtedness or Preferred Stock had been repaid, retired, repurchased or redeemed on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit facility or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four fiscal quarter period);

(2) if since the beginning of such period Parent or any Restricted Subsidiary of Parent shall have Transferred any assets outside the ordinary course of business, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period, and Fixed Charges for such period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness or Preferred Stock of Parent or any Restricted Subsidiary of Parent repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness or Preferred Stock) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary of Parent is sold, the Fixed Charges for such period directly attributable to the Indebtedness or Preferred Stock of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness or Preferred Stock after such sale);

(3) if since the beginning of such period Parent or any Restricted Subsidiary of Parent (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of Parent (or any Person which becomes a Restricted Subsidiary of Parent) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or issuance of Preferred Stock) as if such Investment or acquisition occurred on the first day of such period;

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of Parent or was merged with or into Parent or any Restricted Subsidiary of Parent since the beginning of such period) shall have made any Transfer of assets outside the ordinary course of business, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary of Parent during such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period; and

(5) if during the beginning of such period Parent or any Restricted Subsidiary of Parent shall have identified any operations as discontinued operations, as determined in accordance with GAAP, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to such discontinued operations or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition or Transfer of assets, the amount of income, earnings or expense relating thereto and the amount of Fixed Charges associated with any Indebtedness or Preferred Stock incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Regulation S-X promulgated by the Commission. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term in excess of 12 months).

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) the Consolidated Interest Expense of such Person for such period;

(2) any interest expense on Indebtedness of another Person that is (a) Guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such Guarantee is called upon) or (b) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); provided that with respect to clause (2)(b), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (x) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (y) the Fair Market Value of the assets securing such Indebtedness; and

(3) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Funded Debt” means any indebtedness of Parent or any Principal Properties Subsidiary for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the 2003 Secured Notes Issue Date.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.

“Global Notes” has the meaning set forth in Section 2.16.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means:

(1) Parent;

(2) each Restricted Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.17; and

(3) each Restricted Subsidiary that otherwise executes and delivers a Note Guarantee,

in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates;

(3) any commodity futures contract, commodity option or other similar arrangement or agreement designed to protect such Person against fluctuations in the prices of commodities; and

(4) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (1), (2) and (3).

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“incur” means, with respect to any Indebtedness (including Acquired Debt), to create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired Debt). The term “incurrence” has a corresponding meaning.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person other than obligations with regard to letters of credit securing obligations (other than obligations of the type described in clause (1) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(4) net obligations of such Person under Hedging Obligations if and to the extent such would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(5) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

(6) all Attributable Debt of such Person;

(7) to the extent not otherwise included, any Guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (6) above; and

(8) all Indebtedness of the type described in clauses (1) through (7) above of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, Standard Securitization Undertakings shall not constitute Indebtedness.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking or consulting firm of national reputation in the United States:

(1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Parent or any of its Subsidiaries; and

(2) which, in the judgment of the Board of Directors of Parent, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Purchasers” means Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Calyon Securities (USA) Inc., BNP Paribas Securities Corp., Credit Suisse First Boston LLC, Scotia Capital (USA) Inc. and ABN AMRO Incorporated.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest” means, with respect to the Notes, interest and Liquidated Damages, if any.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or the equivalent rating by any Successor Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar advances to officers, directors and employees and advances to customers, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Parent for consideration consisting of common equity securities of Parent shall not be deemed to be an Investment. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent, or any Restricted Subsidiary of Parent issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the Fair Market Value of the Equity Interests of such Person held by Parent or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

“Issue Date” means November 18, 2005, the date on which Notes are first issued under this Indenture.

“Issuers” has the meaning ascribed to such term in the preamble to this Indenture.

“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, debenture, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Liquidated Damages” has the meaning set forth in the Notes.

“Make-Whole Premium” means with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on November 15, 2009 and all remaining interest payments to and including November 15, 2009 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from November 15, 2009 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

“Make-Whole Redemption” has the meaning set forth in paragraph 5 of the Notes.

“Make-Whole Redemption Date” means with respect to a Make-Whole Redemption, the date such Make Whole Redemption is effectuated.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Minority Equity Interest” means any Equity Interest in any Person engaged in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Parent or its Restricted Subsidiaries is then engaged, where such Equity Interest constitutes less than 50% of all Equity Interests issued and outstanding of such Person.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commission and any relocation expenses incurred as a result thereof), (ii) taxes paid or payable as a result thereof, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien which is permitted under this Indenture on the asset or assets that are the subject of such Asset Sale and

(iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and for the after-tax cost of any indemnification payments (fixed or contingent) attributable to sellers’ indemnities to purchasers.

“New Credit Facility” means the Credit Agreement dated as of November 18, 2005 as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“1993 Indenture” means the Indenture dated as of April 1, 1993 between Crown and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1996 Indenture” means the Indenture dated as of December 17, 1996 among Crown, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance, S.A. and The Bank of New York, as trustee.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Non-Recourse Accounts Receivable Entity Indebtedness” has the meaning set forth in the definition of “Accounts Receivable Entity.”

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by a Guarantor of the Notes.

“Notes” means the 7 5/8% Senior Notes due 2013 issued by the Issuers, including, without limitation, the Exchange Notes issued in exchange therefor, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman, President or Chief Executive Officer of such Person and the Chief Financial Officer, Controller, Treasurer, any Senior Vice President or any Vice President of such Person that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to Parent or any of its Subsidiaries.

“Original Amount” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness.”

“Parent” means Crown Holdings, Inc., a Pennsylvania corporation, until a successor replaces such party pursuant to Article Five of this Indenture and thereafter the successor.

“Pari Passu Indebtedness” means, with respect to an Issuer or any Guarantor, Indebtedness of such Issuer or Guarantor unless, with respect to any item of Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding or any other agreement governing the terms of such Indebtedness expressly provides that such Indebtedness shall be subordinated in right of payment to any other item of Indebtedness of such Issuer or Guarantor. Notwithstanding the foregoing, “Pari Passu Indebtedness” shall not include:

(i)	Indebtedness of Parent owed to any Restricted Subsidiary of Parent or Indebtedness of any such Restricted Subsidiary owed to Parent or any other Restricted Subsidiary of such Restricted Subsidiary;

(ii)	Indebtedness incurred in violation of this Indenture; and

(iii)	Indebtedness represented by Disqualified Stock.

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Default” has the meaning set forth in Section 6.01.

“Permitted Holders” means collectively, the executive officers of Parent on the Issue Date.

“Permitted Investments” means:

(1) Investments in Parent or any Restricted Subsidiary;

(2) Investments in cash and Cash Equivalents;

(3) Investments by Parent or any Restricted Subsidiary of Parent in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

(4) Investments in accounts and notes receivable acquired in the ordinary course of business;

(5) Investments received or acquired in compromise of, or in respect of, obligations of, claims against or disputes with, any Person (other than Parent or any Restricted Subsidiary or Affiliate), including, but not limited to, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

(6) any non-cash consideration received in connection with an Asset Sale that complies with Section 4.12;

(7) Investments in connection with Hedging Obligations permitted to be incurred under Section 4.09;

(8) commission, payroll, travel and similar loans and advances to employees in the ordinary course of business;

(9) any Investment by Parent or any Restricted Subsidiary of Parent in an Accounts Receivable Entity or any Investment by an Accounts Receivable Entity in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in an Accounts Receivable Entity is in the form of a Purchase Money Note or an Equity Interest;

(10) any Investments (i) the consideration for which consists exclusively of Qualified Capital Stock of Parent and (ii) in any Unrestricted Subsidiary, joint venture or any Minority Equity Interest made by exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Qualified Capital Stock of Parent; provided that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded for purposes of clause (C) of Section 4.10(a) in determining the amount available for Restricted Payments;

(11) Investments existing on the Issue Date, and any extension, modification or renewal of any Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(12) Investments in an aggregate amount not to exceed $200,000,000 at any time outstanding; and

(13) additional Investments in one or more Persons engaged in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Parent or its Restricted Subsidiaries is then engaged, in an aggregate amount not to exceed 5.0% of Consolidated Tangible Assets at any time outstanding.

“Permitted Liens” means:

(1)	(a)	Liens securing Indebtedness under any Credit Facility permitted to be incurred under subclause (b)(1) of Section 4.09; and

	(b)	Liens securing Indebtedness (other than Subordinated Indebtedness) permitted by Section 4.09; provided that any such Lien, taken together with all other Liens incurred in reliance on this clause (b), shall not secure Indebtedness in a principal amount at the time such Lien is incurred exceeding

(i)	the greater of (x) $2,400,000,000 and (y) the product of 3.0 times Parent’s Trailing Consolidated EBITDA Amount, less

(ii)	the sum of (x) the then outstanding aggregate principal amount of Existing Secured Notes and/or any Permitted Refinancing Indebtedness in respect thereof in each case to the extent constituting Secured Indebtedness and (y) the maximum amount of Indebtedness then permitted to be incurred under subclause (b)(1) of Section 4.09;

(2) to the extent and in the manner required by the terms of the Existing Unsecured Notes as in effect on the Issue Date, Liens on Existing Unsecured Notes Principal Property of Crown and its Existing Unsecured Notes Principal Properties Subsidiaries and on any shares of capital stock or evidences of indebtedness for borrowed money issued by any Existing Unsecured Notes Principal Properties Subsidiary of Crown and owned by Crown or any Existing Unsecured Notes Principal Properties Subsidiary of Crown securing the obligations of Crown or such Existing Unsecured Notes Principal Properties Subsidiary under the Existing Unsecured Notes;

(3) Liens on assets of a Person merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent after the Issue Date existing at the time such Person is merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the assets of such Person acquired in such merger or consolidation;

(4) Liens on assets of a Person that becomes a Restricted Subsidiary of Parent existing at the time such Person becomes a Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of Parent and do not extend to any assets of Parent or any Restricted Subsidiary of Parent;

(5) Liens on assets acquired after the Issue Date existing at the time of acquisition thereof by Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the specific assets so acquired;

(6) landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business with respect to amounts (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(7) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, that (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8) Liens to secure Indebtedness permitted by (a) subclause (b)(3) of Section 4.09 covering only the assets acquired with such Indebtedness and (b) subclause (b)(7) of Section 4.09;

(9) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted by this Indenture; provided that (a) any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred pursuant to subclause (b)(5) of Section 4.09;

(10) (a) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (i) secure Indebtedness or (ii) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property and (b) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(11) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness) or leases, warranties, statutory or regulatory obligations or self-insurance arrangements arising in the ordinary course of business, banker’s acceptances, surety and appeal bonds, performance bonds and other obligations of a similar nature to which Parent or any Restricted Subsidiary is a party, in each case, made in the ordinary course of business;

(12) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Indenture;

(13) Liens in the form of licenses, leases or subleases granted or created by Parent or any Restricted Subsidiary in the ordinary course of business, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of Parent or such Restricted Subsidiary; provided that any such Lien shall not extend to or cover any assets of Parent or any Restricted Subsidiary of Parent that is not the subject of any such license, lease or sublease;

(14) Liens in favor of Parent or any Restricted Subsidiary of Parent;

(15) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any Restricted Subsidiary of Parent in the ordinary course of business in accordance with the past practices of Parent or any Restricted Subsidiary of Parent;

(16) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary of Parent, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(17) Liens on fixtures or personal property granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable;

(18) Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;

(19) Liens existing on the Issue Date to the extent and in the manner existing on the Issue Date;

(20) deposits, pledges or other Liens to secure obligations under purchase or sale agreements or letters of intent entered into in respect of a proposed acquisition;

(21) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and

(22) in addition to the Liens described in clauses (1) through (21) above, Liens in respect of Indebtedness or other obligations of Parent or any Restricted Subsidiary not to exceed 10.0% of Consolidated Tangible Assets at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Parent or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus the amount of accrued and unpaid interest, if any, and premiums owed, if any (not in excess of preexisting prepayment provisions on such Indebtedness) and the amount of reasonable and customary fees and expenses incurred in connection therewith) (the “Original Amount”); provided, however, if the amount of such Permitted Refinancing Indebtedness exceeds the Original Amount, the amount of such Permitted Refinancing Indebtedness equal to the Original Amount shall nonetheless constitute “Permitted Refinancing Indebtedness” if it otherwise complies with the requirements of this definition;

(2) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

(3) if the Indebtedness being refinanced is subordinated in right of payment to any Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, such Notes on terms at least as favorable to the Holders of such Notes as those contained in the documentation governing the Indebtedness being refinanced; and

(4) such Indebtedness is incurred by Parent or by the Restricted Subsidiary who is the obligor on the Indebtedness being refinanced; provided, however, that Parent or any Restricted Subsidiary of Parent (other than Crown Americas or any Restricted Subsidiary of Crown Americas unless Crown Americas or such Restricted Subsidiary is an obligor on the Indebtedness being refinanced) may incur Indebtedness which refinances Indebtedness of any Restricted Subsidiary of Parent.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” means certificated Notes in registered form.

“Post Termination Date Sale and Leaseback Transaction” has the meaning set forth in Section 4.15.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to profits, dividends, distributions or redemptions or upon liquidation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein) located in the United States, other than any such plant or warehouse or portion thereof that the Board of Directors reasonably determines is not of material importance to the business conducted by Parent and its Subsidiaries as an entirety.

“Principal Property Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.

“Purchase Money Note” means a promissory note of an Accounts Receivable Entity to Parent or any Restricted Subsidiary of Parent, which note must be repaid from cash available to the Accounts Receivable Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Purchase Money Obligations” of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Parent or any of its Restricted Subsidiaries pursuant to which Parent or such Restricted Subsidiary Transfers to (a) an Accounts Receivable Entity (in the case of a Transfer by Parent or any of its Restricted Subsidiaries) and (b) any other Person (in the case of a Transfer by an Accounts Receivable Entity), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time Parent or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Issuers shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

“refinance” means to refinance, repay, replace, renew, extend, refund or restructure.

“Refinancing Transactions” means issuance of the Notes, repayment of up to 100% of the outstanding Existing Secured Notes, entering into the New Credit Facility and repaying all indebtedness outstanding and terminating the Credit Agreement, dated as of September 1, 2004, by and among Crown Holdings, Inc., Crown Cork & Seal Company, Inc. and Crown International Holdings, Inc., as Parent Guarantors, Crown European Holdings SA, as Euro Borrower, CROWN Americas, Inc. as U.S. Borrower, the Subsidiary Borrowers named therein, the lenders referred to therein, Citicorp North America, Inc. as Administrative Agent and Citibank International plc, as U.K. Administrative Agent.

“Registrar” has the meaning set forth in Section 2.04.

“Registration Default” has the meaning set forth in paragraph 8 of the Restricted Notes.

“Registration Rights Agreement” means the registration rights agreement dated November 18, 2005 among the Issuers, the Guarantors and the Initial Purchasers relating to the Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” has the meaning set forth in Section 2.16.

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Related Cash Management Obligations” means obligations of Parent or any Restricted Subsidiary of Parent arising from treasury, depository and cash management services provided by one or more of the bank agents or the lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

“Related Hedging Obligations” means Hedging Obligations of Parent or any Restricted Subsidiary of Parent entered into with one or more of the bank agents or the lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

“Related Obligations” means, collectively, the Related Cash Management Obligations and the Related Hedging Obligations.

“Replacement Assets” means any (a) business, (b) controlling or majority Equity Interest in any Person engaged in a line of business, (c) in the case of a Transfer of a Minority Equity Interest, another Minority Equity Interest in a Person engaged primarily in a line of business or (d) property or assets used or useful in a line of business, in the case of each of clauses (a) through (d), in which Parent or any of its Restricted Subsidiaries is engaged or which is or are, as the case may be, complementary, reasonably related, ancillary or useful to any such line of business in which Parent or any of its Restricted Subsidiaries is then engaged.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Payment” has the meaning set forth in Section 4.10.

“Restricted Period” has the meaning set forth in Section 2.16.

“Restricted Physical Note” means a Physical Note that is a Restricted Note.

“Restricted Subsidiary” means each Subsidiary that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” has the meaning set forth in Section 2.16.

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means any arrangement with any Person (other than Parent or a Subsidiary of Parent), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to Parent or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by Parent or such Restricted

Subsidiary to such Person or to any other Person (other than Parent or a Subsidiary of Parent) to which funds have been or are to be advanced by such Person.

“Secured Indebtedness” means any Indebtedness (other than Subordinated Indebtedness) of Parent or a Restricted Subsidiary of Parent secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any Restricted Subsidiary of Parent which are reasonably customary in an accounts receivable securitization transaction.

“Subordinated Indebtedness” means Indebtedness of an Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees of such Guarantor, as the case may be.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Successor Rating Agency” has the meaning set forth in the definition of “Rating Agencies.”

“Terminated Covenants” has the meaning set forth in Section 4.18.

“Termination Date” has the meaning set forth in Section 4.18.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

“Trailing Consolidated EBITDA Amount” means the aggregate amount of Consolidated EBITDA (calculated in accordance with the definition of Fixed Charge Coverage Ratio) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“2003 Secured Notes Issue Date” means February 26, 2003.

“2015 Exchange Notes” means debt securities of the Issuers with terms substantially identical to the 2015 Notes issued in exchange for an equal principal amount of 2015 Notes pursuant to an exchange offer registered under the Securities Act in accordance with the terms of the Registration Rights Agreement dated the Issue Date and relating to the 2015 Notes and the 2015 Exchange Notes.

“2015 Notes” means the $600,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2015 issued by the Issuers on the Issue Date under the 2015 Notes Indenture.

“2015 Note Guarantee” means the Guarantee by the Guarantors of the 2015 Notes.

“2015 Notes Indenture” means the Indenture dated as of November 18, 2005 between Crown Americas, Capital Corp., the guarantors named therein and Citibank, N.A., as trustee pursuant to which the 2015 Notes were issued.

“Unrestricted Notes” means Notes that are not Restricted Notes.

“Unrestricted Global Note” means a Global Note that is not a Restricted Note.

“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.

“Unrestricted Subsidiary” means any Subsidiary (other than an Issuer) that prior to the Termination Date is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only if:

(1)	(a)	such Subsidiary has no Indebtedness other than Indebtedness as to which neither Parent nor any of its Restricted Subsidiaries (i) provides any credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, other than in the case of clauses (i) and (ii) any non-recourse Guarantee given solely to support the pledge by Parent or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary; and

	(b)	neither Parent nor any Restricted Subsidiary is liable for any Indebtedness that would permit (upon notice, lapse of time or both) any holder thereof to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness of such Unrestricted Subsidiary;

(2) such Subsidiary is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to Parent or such Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of Parent;

(3) such Subsidiary is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) such Subsidiary does not Guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate, upon which the Trustee shall have no liability for relying, certifying that such designation complied with the foregoing conditions and was permitted by Section 4.10. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Parent as of such date (and, if such Indebtedness is not permitted to be incurred as of such date by Section 4.09, Parent shall be in default of such covenant from the date of such incurrence).

The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1) such incurrence of Indebtedness is permitted under Section 4.09; and

(2) no Default or Event of Default would be in existence following such designation.

“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the then outstanding principal amount of such Indebtedness; into

(2) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“obligor on the indenture securities” means the Issuers, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.	Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(7) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE SECURITIES

SECTION 2.01.	Amount of Notes.

The Trustee shall initially authenticate $500,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon a written order of the Issuers in the form of an Officers’ Certificate of the Issuers (other than as provided in Section 2.08). The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Issuers in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.	Form and Dating; Legends.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (in the case of the Restricted Notes) and Exhibit A-2 (in the case of Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuers are subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.	Execution and Authentication.

The Notes shall be executed on behalf of the Issuers by two Officers of each Issuer. The signature of any of these Officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.	Registrar and Paying Agent.

The Issuers shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the Borough of Manhattan, The City of New York, the State of New York where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuers, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuers. The Issuers may have one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. An Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.

The Issuers shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or any required co-registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05.	Paying Agent To Hold Money in Trust.

The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuers, one or more of the Guarantors or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any default by an Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.	Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07.	Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuers may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Issuers shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

SECTION 2.08.	Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuers and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuers, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuers may charge such Holder for the Issuers’ reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuers for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuers.

SECTION 2.09.	Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because an Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.10.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by an Issuer or any other Affiliate of an Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.	Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.	Cancellation.

An Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuers may not reissue or resell or issue new Notes to replace Notes that an Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.	Defaulted Interest.

If the Issuers default on a payment of interest on the Notes, the Issuers shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuers shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.14.	CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuers in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number.

SECTION 2.15.	Deposit of Moneys.

Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.

SECTION 2.16.	Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of

Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes only if the Depository (i) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or (ii) has ceased to be a clearing agency registered under the Exchange Act or there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(c) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d) Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.

(e) Notwithstanding the foregoing, through and including the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.17.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.	Transfer and Exchange of Notes.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuers for Physical Notes except under the circumstances described in Section in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the

Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depositary, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an

Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).

(d) Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Physical Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i) Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (2)(a) thereof;

(B) if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (1) thereof;

(C) if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (2) thereof;

(D) if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;

(E) if such Restricted Physical Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F) if such Restricted Physical Note is being transferred to an Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof,

the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii) Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depositary, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).

(i) Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (2) thereof;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;

(D) if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; and

(E) if such transfer will be made to an Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof.

(ii) Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

(1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a

Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuers to such effect.

(h) General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.	Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

SECTION 2.19.	Joint and Several Liability.

Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Notes.

ARTICLE THREE

REDEMPTION

SECTION 3.01.	Election To Redeem; Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price(s), and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02.	Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if the Notes are not so listed, on a pro rata basis; provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.

SECTION 3.03.	Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuers shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06.

The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of premium and accrued interest to be paid;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Issuers’ written request made at least 15 Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuers’ sole expense.

SECTION 3.04.	Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed and subject to the proviso to this sentence, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuers shall have no obligation to redeem Notes on such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.	Deposit of Redemption Price.

On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation).

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the second proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.	Payment of Notes.

The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold on that date U.S. Dollars designated for and sufficient to pay such installment.

The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.	Maintenance of Office or Agency.

(a) The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designate the Corporate Trust Office of the Trustee, or its Agent, in the Borough of Manhattan, The City of New York, as such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.03.	Legal Existence.

Except as permitted by Article Five, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent, Crown and each Issuer and each such Restricted Subsidiary and (ii) the material rights (charter and statutory) and franchises of Parent, Crown and each Issuer and such Restricted Subsidiaries; provided that Parent, Crown and the Issuers shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of their Restricted Subsidiaries (other than Crown or the Issuers) if the Board of Directors of Parent, Crown or an Issuer, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, Crown or such Issuer, as applicable and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04.	Maintenance of Properties; Insurance; Compliance with Law.

(a) Parent shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.04(a) shall prevent Parent or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material properties if such discontinuance is, in the reasonable judgment of Parent, desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole.

(b) Parent shall maintain insurance, and cause each of its Restricted Subsidiaries to maintain insurance, with financially sound and reputable insurers, with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are consistent with sound business practice, it being understood that this paragraph (b) shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) Parent or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of Parent so long as such action is consistent with sound business practice or (ii) Parent from obtaining and owning insurance policies covering activities of its Subsidiaries.

(c) Parent shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of Parent and its Restricted Subsidiaries, taken as a whole.

SECTION 4.05.	Waiver of Stay, Extension or Usury Laws.

Each Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuers and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.	Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate (as enumerated by Section 314(a)(4) of the TIA) stating that each Officer has conducted or supervised a review of the activities of Parent and its Restricted Subsidiaries and Parent’s and its Restricted Subsidiaries’ performance under this Indenture during such fiscal year, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers’ knowledge, based upon such review, Parent and such Issuer have fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action Parent and its Restricted Subsidiaries are taking or propose to take with respect thereto.

(b) The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, a certificate of an Officer detailing any continuing Default of which such Officer is aware, its status and what action Parent and its Restricted Subsidiaries are taking or propose to take with respect to such Default.

(c) Each Issuer shall provide written notice to the Trustee of any change in Parent’s or such Issuer’s fiscal year.

(d) The Issuers shall promptly notify the Trustee, in writing, the first time the Notes are rated Investment Grade Rating; provided, however, that the failure to deliver such notice shall in no event be deemed a Default or an Event of Default.

SECTION 4.07.	Taxes.

Parent shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency (i) all material taxes, assessments, and governmental levies and (ii) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of Parent or any of its Subsidiaries; provided, however, that, neither Parent nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

SECTION 4.08.	Repurchase at the Option of Holders upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the

“Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control, the Issuers shall send, or at the Issuers’ written request and expense the Trustee shall send, by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address, which notice shall govern the terms of the Change of Control Offer. The notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(2) the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

(8) the circumstances and relevant facts regarding such Change of Control.

(c) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof (in integral multiples of $1,000) validly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount in U.S. Dollars equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuers.

Upon receipt by the Paying Agent of the monies specified in clause (2) above and the Officers’ Certificate specified in clause (3) above, such Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuers for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

(e) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this paragraph by virtue thereof.

SECTION 4.09.	Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and Parent shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Parent may incur Indebtedness and any Restricted Subsidiary may incur Indebtedness or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The foregoing provisions shall not apply to any of the following:

(1) the incurrence by Parent or any Restricted Subsidiary of Parent of Indebtedness under one or more Credit Facilities in an aggregate principal amount not to exceed at any time outstanding $1,400,000,000, less the amount of any such Indebtedness permanently retired with the Net Proceeds from any Asset Sale applied from and after the Issue Date to reduce the outstanding amounts pursuant to Section 4.12;

(2) the incurrence by the Issuers of Indebtedness represented by (i) $500,000,000 aggregate principal amount of the Notes issued on the Issue Date and the Exchange Notes issued in exchange therefor, and the incurrence of the Note Guarantees of such Notes by the Guarantors and (ii) the incurrence by the Issuers of Indebtedness represented by $600,000,000 aggregate principal amount of the 2015 Notes issued on the Issue Date and the 2015 Exchange Notes issued in exchange therefor, and the incurrence of the 2015 Note Guarantees by the Guarantors;

(3) the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Parent or such Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (3), and refinancings thereof, shall not exceed 7.5% of Consolidated Tangible Assets at any time outstanding;

(4) Existing Indebtedness;

(5) the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, Existing Indebtedness or Indebtedness that was permitted to be incurred pursuant to subsection (a) of this Section 4.09 or pursuant to clause (2) above or this clause (5);

(6) (i) Indebtedness of Parent owed to a Restricted Subsidiary of Parent; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of Parent or such Indebtedness being owed to any Person other than a Restricted Subsidiary of Parent, Parent shall be deemed to have incurred Indebtedness not permitted by this clause (6), and (ii) Indebtedness of any Restricted Subsidiary of Parent owed to Parent or any of its other Restricted Subsidiaries; provided that upon such Indebtedness being owed to any Person other than Parent or a Restricted Subsidiary of Parent, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (6);

(7) the incurrence by Parent or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging (i) interest rate risk with respect to any Indebtedness of such Person so long as such Indebtedness is permitted by the terms of this Indenture to be outstanding, (ii) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than the principal currency in which such Person’s revenue is generated or (iii) commodity price risk with respect to commodities purchased by such Person in the ordinary course of its business and, in each case, not for speculative purposes;

(8) Indebtedness of Parent or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness of Parent or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10) Indebtedness of Parent or any Restricted Subsidiary of Parent owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Parent or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

(11) Indebtedness arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out obligations or similar obligations, in each case incurred or assumed in connection with the Transfer of any business, asset or Equity Interests permitted by this Indenture;

(12) Non-Recourse Accounts Receivable Entity Indebtedness incurred by any Accounts Receivable Entity in a Qualified Receivables Transaction; and

(13) the incurrence by Parent or any Restricted Subsidiary of Parent of Indebtedness or issuance of Preferred Stock (in addition to Indebtedness and Preferred Stock that may be incurred or issued pursuant to any other clause of this Section 4.09) in an aggregate principal amount (or liquidation value in the case of Preferred Stock) not to exceed $300,000,000 at any time outstanding.

Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent to the extent provided for in the definition of “Fixed Charges.” The maximum amount of Indebtedness that Parent or any Restricted Subsidiary of Parent may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.

(c) Parent shall not, and shall not permit any Restricted Subsidiary of Parent to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Parent or of such Restricted Subsidiary, as the case may be; unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) expressly subordinated to the Notes or any Note Guarantee of such Restricted Subsidiary to the extent it is or may become a Guarantor, on substantially the same terms as such Indebtedness is subordinated to such other Indebtedness of Parent or such Restricted Subsidiary, as the case may be; provided, however, that in no event shall Indebtedness of Parent or any Restricted Subsidiaries shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent or such Restricted Subsidiary solely by virtue of being unsecured or secured by a junior Lien.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through (13) of subsection (b) of this Section 4.09, or is entitled to be incurred pursuant to subsection (a) of this Section 4.09, Parent may, in its sole discretion, classify such item of Indebtedness or Preferred Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09 and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to such clauses of subsection (b) or pursuant to subsection (a) of this Section 4.09, as the case may be, designated by Parent; provided that any Indebtedness under the New Credit Facility (including any Related Obligations) outstanding on the Issue Date shall at all times be deemed to have been incurred pursuant to clause (1) of subsection (b) of this Section 4.09.

SECTION 4.10.	Limitation on Restricted Payments.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of Parent or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent or such Restricted Subsidiary or dividends or distributions payable to Parent or any Restricted Subsidiary of Parent);

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, any of its Restricted Subsidiaries or any other Affiliate of Parent (other than any such Equity Interests owned by Parent or any Restricted Subsidiary of Parent);

(3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is expressly subordinated by its terms in right of payment to the Notes or a Note Guarantee (other than (i) a payment, repurchase, redemption, defeasance, acquisition or other retirement for value in anticipation of satisfying a scheduled final maturity, scheduled repayment or scheduled sinking fund payment, in each case, due within one year of the date of such payment, repurchase, redemption, defeasance, acquisition or other retirement and (ii) intercompany Indebtedness exclusively between or among Parent and one or more of its Restricted Subsidiaries); or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

(B) Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection (a) of Section 4.09; and

(C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Parent and its Restricted Subsidiaries from and after the First Priority Notes Issue Date (excluding Restricted Payments permitted by clauses (2)(i), (3)(i), (5) and (11) of subsection (b) of this Section 4.10), is less than the sum of:

(w)	50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from July 1, 2004 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

(x)	100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of its Qualified Capital Stock or from contributions to its common equity from and after the First Priority Notes Issue Date (other than Qualified Capital Stock issued to or contributions to common equity received from a Restricted Subsidiary of Parent); plus

(y)	100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of debt securities or Disqualified Stock of Parent or any Restricted Subsidiary that have been converted into or exchanged for Qualified Capital Stock of Parent from and after the First Priority Notes Issue Date (other than convertible or exchangeable debt securities or Disqualified Stock issued to a Restricted Subsidiary of Parent); plus

(z)	to the extent not included in the calculation of Consolidated Net Income referred to in clause (w) above, an amount equal to, without duplication, the sum of:

(i) the aggregate amount returned in cash (including any non-cash proceeds that have been converted into cash) on or with respect to Restricted Investments made subsequent to the First Priority Notes Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(ii) the net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investments (other than to a Restricted Subsidiary of Parent); and

(iii) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of all outstanding Investments by Parent and its Restricted Subsidiaries in such Subsidiary at the time of such designation;

provided, however, that the sum of clauses (i), (ii) and (iii) shall not exceed the aggregate amount of all such Investments made subsequent to the First Priority Notes Issue Date.

(b) The foregoing provisions will not prohibit any or all of the following:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

(2) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent (i) solely in exchange for Equity Interests of Parent (other than Disqualified Stock) or (ii) out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

(3) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of Parent or any Restricted Subsidiary of Parent solely (i) in exchange for Equity Interests of Parent (other than Disqualified Stock) and/or (ii) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness and/or the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

(4) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent held by employees or directors of Parent or any of its Restricted Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement and the acquisition of Equity Interests of Parent in open market purchases, or otherwise, for matching or other contributions to its employee stock purchase, deferred compensation, 401(k) and other employee benefit plans in the ordinary course of business; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (a) $25,000,000 in any twelve-month period plus (b) the aggregate cash proceeds received by Parent during such twelve-month period from any issuance of Equity Interests by Parent to employees and directors of Parent and its Restricted Subsidiaries;

(5) the payment of dividends by a Restricted Subsidiary of Parent on any Equity Interest of such Restricted Subsidiary if such dividend is paid pro rata to all holders of such Equity Interest;

(6) the repurchase of Equity Interests of Parent deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(7) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated by its terms in right of payment to the Notes or a Note Guarantee, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers have made the Change of Control Offer with respect to the Notes and have repurchased all Notes validly tendered and not validly withdrawn in connection with such Change of Control Offer;

(8) the purchase by Parent of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(9) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of Parent pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of Parent);

(10) the payment of dividends on Capital Stock of Parent or the acquisition, in open market purchases or otherwise, of Capital Stock of Parent in an aggregate amount not to exceed $50,000,000 in any calendar year; provided, however, that such payment or acquisition, as the case may be, shall only be permitted if after giving pro forma effect to thereto, Parent’s Consolidated Leverage Ratio would be equal to or less than 2.75 to 1.0; provided, further, that up to $50,000,000 of such amount that is not utilized by Parent to pay dividends or acquire Capital Stock of Parent in any calendar year may be carried forward into the immediately succeeding year; and

(11) other Restricted Payments in an aggregate amount not to exceed $200,000,000 from and after the First Priority Notes Issue Date.

(c) The Board of Directors of Parent may designate any Restricted Subsidiary of Parent, or any newly acquired or created Subsidiary of Parent, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by Parent and its Restricted Subsidiaries in the Subsidiary so designated, and all Investments by Parent and its Restricted Subsidiaries to be made in connection with such acquisition or creation, will be deemed to be, at the Issuers’ election, either (i) Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under subsection (b) of this Section 4.10 or (ii) Permitted Investments under either clause (10) or (12) of the definition of “Permitted Investments.” All such outstanding Investments will be deemed to constitute either Restricted Investments (in the case of a designation pursuant to clause (i) of the preceding sentence) or Permitted Investments (in the case of a designation pursuant to clause (ii) of the preceding sentence) in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For purposes of determining compliance with this Section 4.10(c), in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) of Section 4.10(b) above or is entitled to be made pursuant to subsection (a) of this Section 4.10, Parent may, in its sole discretion, classify or reclassify such Restricted Payment or any portion thereof in any manner that complies with this Section 4.10.

(d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 4.11.	Limitation on Liens.

(a) Prior to the Termination Date (and during any period, this subsection (a) of this Section 4.11 shall apply when there is no election by Parent pursuant to subsection (b) of this Section 4.11), Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its assets, now owned or hereafter acquired, or upon any income or profits therefrom or assign any rights to receive income therefrom, except Permitted Liens; provided that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under this Indenture, the Notes and the Note Guarantees are secured on an equal and ratable basis (or prior basis in the case of any such Indebtedness which is subordinated in right of payment to the Notes or the Note Guarantees) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

(b) Following the Termination Date, Parent may elect by written notice to the Trustee and the Holders of Notes to be subject to the provisions of this subclause (b) with respect to the limitation on Liens in lieu of subclause (a) above. From and after making such election, Parent shall not and shall not permit any of its Principal Properties Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any (1) any Principal Property or (2) any shares of Capital Stock or evidence if indebtedness for borrowed money issued by any Principal Properties Subsidiary and owned by Parent or any Principal Properties Subsidiary, whether owned at the Issue Date or thereafter acquired, without making effective provision, and Parent in such case shall make or cause to be made effective provision, whereby the Notes and the Note Guarantees shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

(1) Liens that exist on the Issue Date (other than Liens incurred on or after the Issue Date and prior to the Termination Date in reliance on clauses (1) or (22) of the definition of Permitted Liens);

(2) Liens on property, shares of capital stock or evidence of indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

(3) Liens in favor of Parent or any Subsidiary;

(4) Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

(5) Liens (i) on property, shares of Capital Stock or evidences of indebtedness for borrowed money existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within one year from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by Parent or any Principal Properties Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located and (ii) for the acquisition of any Principal Property, which Liens are created within 180 days after the completion of such acquisition to secure or provide for the payment of the purchase price of the Principal Property acquired; provided that any such Liens do not extend to any other property of the Parent or any of its Subsidiaries (whether such property is then owned or thereafter acquired);

(6) mechanics’, landlords’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

(7) Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

(8) Liens arising from any legal proceedings that are being contested in good faith;

(9) any Liens that (i) are incidental to the ordinary conduct of its business or the ownership of its properties and assets, including Liens incurred in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts, (ii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (iii) do not in the aggregate materially detract from the value of the property of Parent or any Subsidiary or materially impair the use thereof in the operation of its business;

(10) Liens securing industrial development or pollution control bonds; and

(11) Liens for the sole purpose of extending, renewing or replacing (or unsuccessfully extending, renewing or replacing) in whole or in part any of the foregoing.

(c) Notwithstanding the provisions of clause (b) of this Section 4.11 during such time as clause (b) above shall apply, Parent or any Subsidiary may, without equally and ratably securing the Notes or the Note Guarantees, create or assume Liens which would otherwise be subject to the foregoing restrictions if at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 4.12.	Limitation on Asset Sales.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless each of the following requirements is satisfied:

(1) Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of (a) cash and/or Cash Equivalents, (b) Replacement Assets or (c) any combination of the consideration described in subclauses (a) and (b) of this clause (2); provided that the amount of:

(i) any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Parent or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets as a result of which Parent and its Restricted Subsidiaries are released from further liability with respect thereto, and

(ii) any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted within 180 days of receipt thereof by Parent or such Restricted Subsidiary into cash (to the extent of the cash received)

shall, in each case, be deemed to be cash for purposes of this clause (2).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Parent or such Restricted Subsidiary may at its option, cause such Net Proceeds to be applied (a) to make an investment in or expenditure for Replacement Assets or other capital expenditure or to enter into a binding commitment to make such an investment or expenditure; provided that, in the case of a commitment to make an investment or expenditure, such investment or expenditure shall have been made within 180 days of such 365th day, (b) to repay Indebtedness under the New Credit Facility (including any Related Obligations), any other Secured Indebtedness and/or any other Indebtedness (other than Subordinated Indebtedness) with a final maturity date prior to November 15, 2013 (and, in each case, to permanently reduce amounts outstanding thereunder), (c) to repay Indebtedness of a Non-Guarantor Subsidiary, other than an Issuer (and to permanently reduce amounts outstanding thereunder) or (d) any combination of subclauses (a), (b) and (c).

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in subclause (b) of this Section 4.12 will be deemed to constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $50,000,000 (the “Asset Sale Offer Trigger Date”), the Issuers shall be required to (i) make an offer (an “Asset Sale Offer”) to the Holders of the Notes to purchase such Notes on a pro rata basis at an offer price in cash in an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in this Section 4.12 and (ii) to the extent an Issuer so elects or is required, to repay any other outstanding Pari Passu Indebtedness (or offer to purchase such Pari Passu Indebtedness if pursuant to the terms of such Indebtedness the issuer thereof is only required to offer to repay such Indebtedness) (and permanently reduce amounts outstanding under such Pari Passu Indebtedness) at a repayment (or repurchase) price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repayment (or repurchase) date.

(d) Each application of Excess Proceeds pursuant to clause (c) of this Section 4.12 shall be made on a pro rata basis among the Notes and any such other Pari Passu Indebtedness in proportion to the respective amounts outstanding under each such item of Indebtedness. To the extent that any Excess Proceeds remain after compliance with clause (c) of this Section 4.12, Parent or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under this Indenture. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e) All Net Proceeds and Excess Proceeds from Asset Sales may, pending their application in accordance with this Section 4.12, be used to temporarily reduce revolving credit borrowings under any Credit Facility or be invested in any manner that is not prohibited by this Indenture.

(f) Within 30 days following an Asset Sale Offer Trigger Date, the Issuers shall send, or at the Issuers’ written request the Trustee shall send, by first-class mail, postage prepaid, a notice, prepared by the Issuers, to each Holder of Notes at its last registered address, which notice shall govern the terms of the Asset Sale Offer. The notice shall offer to repurchase Notes on the purchase date specified in such notice (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law) (the “Asset Sale Offer Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. Such notice shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.12 and that all Notes validly tendered and not validly withdrawn will be accepted for payment; provided, however, that if the aggregate principal amount of Notes validly tendered and not validly withdrawn exceeds the amount of Excess Proceeds available in connection with the Asset Sale Offer, the Trustee shall select the Notes to be purchased on a pro rata basis;

(2) the offer price (including the amount of accrued interest) and the Asset Sale Offer Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the Business Day prior to the Asset Sale Offer Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; and

(7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

(g) On the Asset Sale Offer Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof (in integral multiples of $1,000) validly tendered and not validly withdrawn pursuant to the Asset Sale Offer; provided, however, that if the aggregate principal amount of Notes validly tendered and not validly withdrawn exceeds the amount of Excess Proceeds available in connection with the Asset Sale Offer, the Trustee shall select the Notes to be purchased on a pro rata basis;

(2) deposit with the Paying Agent an amount in U.S. Dollars equal to the offer price (including the amount of accrued interest) in respect of all Notes or portions thereof to be purchased; and

(3) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuers.

Upon receipt by the Paying Agent of the monies specified in clause (2) above and the Officers’ Certificate specified in clause (3) above, such Paying Agent shall promptly mail to each Holder of Notes so purchased the offer price (including the amount of accrued interest) for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes purchased, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Payment Date.

(h) Upon the payment of the offer price (including the amount of accrued interest) for any Notes purchased in the Asset Sale Offer, the Trustee shall, subject to the provisions of Section 2.16, return such Notes to the Issuers for cancellation. Any monies remaining after the purchase of Notes pursuant to an Asset Sale Offer shall be returned within three Business Days to the Issuers by the Paying Agents. The Trustee may act as the Paying Agent for purposes of any Asset Sale Offer.

(i) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.12 by virtue thereof.

SECTION 4.13.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary of Parent to:

(a) pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its Capital Stock;

(b) pay any Indebtedness owed to Parent or any of its Restricted Subsidiaries;

(c) make loans or advances to Parent or any of its Restricted Subsidiaries; or

(d) Transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of any of the following:

(1) Existing Indebtedness, the New Credit Facility and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in such Existing Indebtedness or the New Credit Facility, as the case may be, on the Issue Date;

(2) (a) this Indenture, the Notes, the Exchange Notes, and the Note Guarantees and (b) the 2015 Notes Indenture, the 2015 Notes, the 2015 Exchange Notes and the 2015 Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) Purchase Money Obligations and Capital Lease Obligations permitted to be incurred pursuant to clause (3) of subsection (b) of Section 4.09 for assets acquired that impose restrictions of the nature described in clause (d) above of this Section 4.13 on the assets so acquired;

(6) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Restricted Subsidiary of Parent; provided that (a) such sale or disposition is permitted by the terms of this Indenture and (b) such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement pending its sale or other disposition;

(7) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.11 that (y) limit the right of Parent or any of its Restricted Subsidiaries to Transfer or dispose of the assets subject to such Lien or (z) place any restriction on Parent’s or such Restricted Subsidiary’s use of the assets subject to such Lien;

(8) restrictions on cash or other deposits or net worth requirements imposed by customers under contracts entered into in the ordinary course of business;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in either (i) the agreements governing the Indebtedness being refinanced or (ii) the New Credit Facility as in effect on the Issue Date;

(10) Non-Recourse Accounts Receivable Entity Indebtedness or other contractual requirements of an Accounts Receivable Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Accounts Receivables Entity or the receivables which are subject to the Qualified Receivables Transaction;

(11) contractual encumbrances and restrictions in effect on the Issue Date, and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, than such existing contractual encumbrances and restrictions;

(12) protective liens filed in connection with Sale and Leaseback Transactions permitted under Section 4.15;

(13) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary of Parent;

(14) customary provisions restricting the disposition or distribution of assets or property to each holder of Capital Stock of a joint venture contained in any joint venture agreement which restriction is limited to the assets or property of such joint venture;

(15) restrictions in effect on the Issue Date that are contained in charter documents or shareholder agreements relating to any Restricted Subsidiary of Parent and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, with respect to such restrictions than those contained in such document or agreement as in effect on the Issue Date; and

(16) Indebtedness of (y) Non-Guarantor Subsidiaries incurred pursuant to clause (1) or (13) of subsection (b) of Section 4.09 and (z) an Issuer or any Guarantor

incurred pursuant to Section 4.09; provided (i) in the case of clause (z) above with respect to any Guarantor, such encumbrance or restriction may exist only for so long as such Guarantor continues to Guarantee the Notes and (ii) in the case of clauses (y) and (z) above, the Board of Directors of Parent shall have determined in good faith (as evidenced by a resolution of the Board of Directors) at the time that such encumbrance or restriction is created that such encumbrance or restriction, as the case may be, will not impair the ability of the Issuers to make scheduled payments of interest and principal on the Notes in each case as and when due.

SECTION 4.14.	Limitation on Transactions with Affiliates.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an “Affiliate Transaction”) or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are not materially less favorable to Parent or the relevant Restricted Subsidiary than those terms which could reasonably be obtained by Parent or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

(b) In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a Fair Market Value in excess of $50,000,000, Parent must either (i) obtain a board resolution of a majority of the disinterested members of the Board of Directors of Parent certifying that such Affiliate Transaction complies with subsection (a) of this Section 4.14 or (ii) obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

(c) The foregoing provisions shall not apply to:

(1) any Affiliate Transaction that is between or among Parent and/or any one or more of its Restricted Subsidiaries;

(2) any Restricted Payment or Permitted Investment that is not prohibited by Section 4.10;

(3) reasonable fees, compensation, benefits and incentive arrangements paid or provided to, and indemnity provided on behalf of, officers, directors or employees or consultants of Parent or any Restricted Subsidiary as determined in good faith by Parent’s Board of Directors or senior management;

(4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, than the original agreement as in effect on the Issue Date;

(5) transactions effected as part of a Qualified Receivables Transaction;

(6) sales or issuances of Equity Interests (other than Disqualified Stock) of Parent to Affiliates of Parent;

(7) transactions with a Person that is an Affiliate of Parent solely because Parent or a Restricted Subsidiary owns an Equity Interest in or controls such Person;

(8) any transaction undertaken pursuant to the Constar Agreements, including any amendment thereto or replacement thereof so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, than the original Constar Agreement so amended or replaced; and

(9) the non-recourse accommodation pledge of equity of any Unrestricted Subsidiary to support the Indebtedness of such Unrestricted Subsidiary to the extent such pledge is otherwise permitted under this Indenture.

SECTION 4.15.	Limitation on Sale and Leaseback Transactions.

(a) Prior to the Termination Date, Parent shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) Parent or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.09;

(2) the Lien to secure such Indebtedness does not extend to or cover any assets of Parent or any of its Restricted Subsidiaries other than the assets which are the subject of the Sale and Leaseback Transaction;

(3) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(4) the Transfer of assets in such Sale and Leaseback Transaction is permitted by, and the proceeds of such transaction are applied in compliance with Section 4.12.

(b) Following the Termination Date, Parent shall not, nor shall it permit any Principal Properties Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by Parent or any Principal Properties Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Parent and a Principal Properties Subsidiary or between Principal Properties Subsidiaries) which property has been or is to be sold or transferred by Parent or a Principal Properties Subsidiary to such person (herein referred to as a “Post Termination Date Sale and Leaseback Transaction”) unless either (i) Parent or such Principal Properties Subsidiary would be entitled to incur a Lien on such property without equally and ratably securing the Notes or the Note Guarantees pursuant to clause (b) of Section 4.11 or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property and Parent shall apply an amount equal to the net proceeds of such sale to (A) the retirement (other than any mandatory retirement or payment at maturity) of (x) Notes (other than any retirement prohibited by the terms of any Notes pursuant to prohibitions on advance refundings) or (y) Funded Debt of Parent, either Issuer or any Principal Properties Subsidiary ranking prior to or on a parity with the Notes or (B) the acquisition, construction or improvement of a Principal Property, within 120 days of the effective date of any such arrangement.

(c) Notwithstanding the provisions of clause (b) of this Section 4.15, Parent or any Principal Properties Subsidiary may enter into Post Termination Date Sale and Leaseback Transactions, if at the time of such entering into, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 4.16.	Reports to Holders.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding hereunder, the Issuers shall furnish to the Trustee and Holders thereof the following:

(1) all quarterly and annual financial information of Parent that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Parent and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of

Unrestricted Subsidiaries of Parent, if any) and, with respect to the annual information only, a report thereon by Parent’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Parent were required to file such reports,

in each case, within the time periods specified in the Commission’s rules and regulations.

(b) In addition, whether or not required by the rules and regulations of the Commission, Parent shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuers will comply with the provisions of TIA § 314(a).

SECTION 4.17.	Limitation on Creation of Subsidiaries.

(a) Parent shall not create, acquire or suffer to exist, and shall not permit any of its Restricted Subsidiaries to create, acquire or suffer to exist, any Subsidiary other than:

(1) a Restricted Subsidiary existing as of the Issue Date or that is acquired or created after the Issue Date; provided, however, that each Domestic Subsidiary (other than the Issuers) of Parent that from time to time is an obligor or guarantor under any Credit Facility including, without limitation, the New Credit Facility, must execute a Note Guarantee (and with such documentation relating thereto as are required under this Indenture, including, without limitation, a supplement or amendment to this Indenture and an Opinion of Counsel as to the enforceability of such Note Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

(2) an Unrestricted Subsidiary.

(b) A Note Guarantee of any Guarantor shall be subject to release and discharge as provided under Article Ten.

SECTION 4.18.	Termination of Certain Covenants in Event of Investment Grade Rating.

If at any time (the “Termination Date”) that (a) the Notes issued under this Indenture have Investment Grade Ratings from both Rating Agencies and (b) no Default or

Event of Default has occurred and is continuing under this Indenture, Parent and its Restricted Subsidiaries shall no longer be subject to the following provisions of this Indenture:

(1) Section 4.08;

(2) Section 4.09;

(3) Section 4.10;

(4) upon the making of the election described in clause (b) of Section 4.11, clause (a) of Section 4.11;

(5) Section 4.12;

(6) Section 4.13;

(7) Section 4.14;

(8) clause (a) of Section 4.15; and

(9) subclause (a)(4) of Section 5.01

(collectively, the “Terminated Covenants”). From and after the Termination Date, the Terminated Covenants shall not be subject to reinstatement notwithstanding any event including, without limitation, that subsequently, either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to any Notes issued under this Indenture below the required Investment Grade Ratings such that both Rating Agencies at such time shall not have assigned to all Notes issued under this Indenture an Investment Grade Rating or a Default or Event of Default shall have occurred and be continuing.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Consolidation, Merger and Sale of Assets.

(a) (i) Neither Parent nor any Issuer shall consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole and (ii) neither Parent nor any Issuer shall permit any of its Restricted Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole, in each case, to another Person unless:

(1) (A) in the case of a merger, consolidation or Transfer involving Parent, Parent is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such Transfer has been made is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia, and

(B) in the case of a merger, consolidation or Transfer involving an Issuer, such Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such Transfer has been made is a limited liability company, partnership or corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia; provided that if at any time Crown Americas or such successor Person is a limited liability company or partnership there shall be a joint and several co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of Crown Americas and that is a corporation organized or existing under the laws of the United States or any State thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Parent or an Issuer, as the case may be) or the Person to which such Transfer has been made assumes all the obligations of Parent, such Issuer or such Restricted Subsidiary under the Notes, the Note Guarantees, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture or amendment of the relevant documents;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Parent or such Issuer, as the case may be, or the Person formed by or surviving any such consolidation or merger or to which such Transfer has been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (a) of Section 4.09.

(b) Notwithstanding the foregoing, none of the following shall be permitted:

(1) the consolidation or merger of Parent with or into or the Transfer of all or substantially all of the property or assets of Parent and its Restricted Subsidiaries, taken as a whole, to Crown, other than any such merger or consolidation or Transfer to a Restricted Subsidiary of Crown;

(2) the Transfer of all or substantially all of the property or assets of Crown and its Restricted Subsidiaries, taken as a whole, to Crown, other than any Transfer to a Restricted Subsidiary of Crown; and

(3) the consolidation or merger of an Issuer with or into or the Transfer of all or substantially all of the property or assets of such Issuer and its Restricted Subsidiaries, taken as a whole, to Crown, other than any such consolidation or merger with or into or Transfer to a Restricted Subsidiary of Crown.

(c) This Section 5.01 shall not prohibit:

(1) a consolidation or merger between an Issuer and a Guarantor other than Crown;

(2) a consolidation or merger between a Guarantor and any other Guarantor other than Crown;

(3) a consolidation or merger between a Restricted Subsidiary (other than an Issuer) that is not a Guarantor and any other Restricted Subsidiary other than Crown;

(4) the Transfer of all or substantially all of the properties or assets of a Guarantor to an Issuer and/or any other Guarantor other than Crown; or

(5) the Transfer of all or substantially all of the properties or assets of a Restricted Subsidiary (other than an Issuer) that is not a Guarantor to any other Restricted Subsidiary other than Crown;

provided that, in each case involving an Issuer or a Guarantor, if such Issuer or such Guarantor is not the surviving entity of such transaction or the Person to which such Transfer is made, the surviving entity or the Person to which such Transfer is made shall comply with subsection (a)(2) of this Section 5.01.

SECTION 5.02.	Successor Person Substituted.

Upon any consolidation, combination or merger of Parent, an Issuer or any other Guarantor, or any Transfer of all or substantially all of the assets of Parent or an Issuer in accordance with the foregoing provisions of Section 5.01, in which Parent, such Issuer or such Guarantor is not the continuing obligor under the Notes or its related Note Guarantee, the surviving entity formed by such consolidation or into which Parent, such Issuer or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of Parent, such Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as Parent, such Issuer or such Guarantor, as the case may be, and, except in the case of a Transfer to Parent or any of its Restricted Subsidiaries, Parent, such Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of Parent’s, such Issuer’s or such Guarantor’s, as the case may be, other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(1) default for 30 days in the payment when due of interest with respect to the Notes;

(2) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

(3) failure by Parent or any Restricted Subsidiary to comply with any of the provisions under Section 4.08, Section 4.12 or Article Five;

(4) failure by Parent or any Restricted Subsidiary of Parent for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under this Indenture to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50,000,000 or more;

(6) failure by Parent or any of its Restricted Subsidiaries to pay final judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $50,000,000 or more, which judgments are not paid, discharged, bonded or stayed within 60 days after their entry;

(7) (A) a court having jurisdiction over Parent, an Issuer or any other Restricted Subsidiary of Parent enters (x) a decree or order for relief in respect of Parent, an Issuer or any Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging Parent, an Issuer or any Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent, an Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Parent, an Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) Parent, an Issuer or any Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, an Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of Parent, an Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due; and

(8) any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).

SECTION 6.02.	Acceleration of Maturity; Rescission.

If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers and the Trustee, specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or an Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements, indemnities and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuers and the Guarantors.

SECTION 6.04.	Waiver of Existing Defaults and Events of Default.

(a) Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuers shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This subsection (a) of this Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

(b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.	Control by Majority.

Subject to Sections 2.10 and 7.01, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06.	Limitation on Suits.

Subject to Section 6.08, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder has given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of Parent or of any Restricted Subsidiary of Parent, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

SECTION 6.08.	Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.	Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against an Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.	Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to an Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11.	Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Liquidated Damages, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuers or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee.

(a) If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(b) Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of subsection (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties.

(d) Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with an Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.	Rights of Trustee.

Subject to Section 7.01:

(1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar and Paying Agent), and each agent, custodian and other person employed to act hereunder.

(7) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.

SECTION 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.

SECTION 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for an Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to an Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication.

SECTION 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 30 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture) or relating to Article Five of this Indenture, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.	Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after March 1 of any year, commencing on the March 1 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee, in writing, when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.	Compensation and Indemnity.

The Issuers and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as may be attributable to its negligence or bad faith.

The Issuers and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture and including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuers and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity; provided that the failure by the Trustee to so notify the Issuers and the Guarantors shall not relieve the Issuers and Guarantors of their obligations hereunder except to the extent the Issuers and the Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence, bad faith or willful misconduct.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

The obligations of the Issuers and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven. The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture.

SECTION 7.08.	Replacement of Trustee.

The Trustee may resign by so notifying the Issuers and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuers and the removed Trustee in writing and may appoint a successor Trustee with the Issuers’ written consent, which consent shall not be unreasonably withheld. The Issuers may remove the Trustee at their election if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.	Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.	Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.	Preferential Collection of Claims Against Issuers.

The Trustee is subject to and shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.	Paying Agents.

The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C) that it will give the Trustee written notice within three Business Days of any failure of the Issuers (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.	Without Consent of Noteholders.

Notwithstanding Section 8.02, the Issuers and Trustee may modify and amend this Indenture, the Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of Physical Notes;

(3) to provide for the assumption of an Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets;

(4) to secure the Notes;

(5) to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture;

(6) to confirm and evidence the release, termination or discharge of any Guarantor and Note Guarantee when such release, termination or discharge is permitted elsewhere in this Indenture;

(7) to add to the covenants of the Issuers and the Guarantors for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers and the Guarantors;

(8) to provide for or confirm the issuance of Exchange Notes and Additional Notes;

(9) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect; or

(10) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

SECTION 8.02.	With Consent of Noteholders.

(a) Except to the extent provided in Section 8.01 and subsection (b) of this Section 8.02, this Indenture, the Notes or the Note Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).

(b) Notwithstanding subsection (a) of this Section 8.02, without the consent of each Holder of Notes issued under this Indenture affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1) reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver or make any change to this Section 8.02(b);

(2) reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) below, the provisions of Section 4.08 or 4.12 of this Indenture;

(3) reduce the rate of or change the time for payment of interest on any such Notes;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any such Note payable in currency other than that stated in such Note;

(6) make any change to the provisions of this Indenture relating to the waiver of past Defaults or the rights of Holders of the Notes issued hereunder to receive payments of principal of and interest on the Notes or otherwise impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(7) after the Issuers’ obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

(8) release Parent, Crown or any other Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9) modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders of Notes.

(c) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 8.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

SECTION 8.04.	Revocation and Effect of Consents.

(a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

(c) After an amendment, supplement, waiver or other action under Section 8.01 or this Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.	Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuers) shall request the Holder of the Note (in accordance with the specific written direction of the Issuers) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.	Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.	Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the expense of the Issuers, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when all amounts due to the Trustee shall have been paid and either:

(1) the Issuers deliver to the Trustee all outstanding Notes issued under this Indenture (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) for cancellation; or

(2) (a) all Notes outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and an Issuer or any Guarantor irrevocably deposits with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes outstanding under this Indenture on the maturity date or on the applicable optional redemption date, as the case may be; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound; (c) the Issuers or any Guarantor has paid or caused to be paid all sums payable by an Issuer or any Guarantor under this Indenture; and (d) the Issuers have delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and (II) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Issuers.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02.	Legal Defeasance.

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuers acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (2) the Issuers’ obligations with respect to such Notes under Article Two and Sections 4.02, 4.03 and 4.05, (3) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuers’ obligations in connection therewith and (4) this Article Nine.

Concurrently with any Legal Defeasance, the Issuers may, at their further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors. In order to exercise such option regarding a Note Guarantee, the Issuers shall provide the Trustee with written notice of their desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.

Subject to compliance with this Article Nine, the Issuers may exercise their option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.	Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 (except for obligations mandated by the TIA) and clauses (3) and (4) of Section 5.01(a) released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5) and (6) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuers’ obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.

SECTION 9.04.	Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be addressed and delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity date or on the applicable optional redemption date, as the case may be, and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which Parent or any of its Restricted Subsidiaries is a party or by which Parent or any of its Restricted Subsidiaries is bound;

(6) the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of any Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no

Holder is an “insider” of an Issuer under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds will not be subject to the effect of applicable Bankruptcy Law;

(7) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes issued under this Indenture over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(8) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.05.	Deposited Money and U.S. Government Obligations To Be Held in Trust.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon a request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.	Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07.	Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuers, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuers upon a request of the Issuers (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.	Moneys Held by Trustee.

Any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuers (or, if appropriate, the Guarantors) upon a request of the Issuers, or if such moneys and U.S. Government Obligations are then held by the Issuers or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.06, or cause to be published once a week for two successive weeks, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, a notice that such moneys and U.S. Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and U.S. Government Obligations then remaining will be repaid or returned to the Issuers. After payment or return to the Issuers or the Guarantors or the release of any moneys and U.S. Government Obligations held in trust by an Issuer or any Guarantors, as the case may be, Holders entitled thereto must look only to the Issuers and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF SECURITIES

SECTION 10.01.	Guarantee.

The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuers with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Note Guarantees.

SECTION 10.02.	Execution and Delivery of Note Guarantee.

To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form attached hereto as Exhibit G, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.	Release of Guarantors.

(a) The Note Guarantee of a Guarantor (other than Parent or Crown) will be unconditionally released and discharged upon any of the following:

(1) any Transfer (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of all of the Equity Interests of, or all or substantially all of the properties and assets of, such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of this Indenture;

(2) any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, which Transfer or issuance is made in accordance with the provisions of this Indenture, such that such Guarantor ceases to be a Subsidiary of Parent; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility;

(3) the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under each Credit Facility; or

(4) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility.

(b) Except as provided under Article Five, a Note Guarantee of Parent or Crown may be released and discharged only with the consent of each Holder of Notes to which such Note Guarantee relates in accordance with Article Eight; provided that the Note Guarantee of Crown may also be released and discharged upon satisfaction of any of the conditions set forth in clause (1), (2) or (4) of subsection (a) of this Section 10.03 and, if Crown is also released as a guarantor in respect of the Existing Secured Notes, to the extent outstanding, clause (3) of subsection (a) of this Section 10.03.

(c) No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Note Guarantee relates (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for a Credit Facility in connection with the exercise of remedies against such Equity Interests or in connection with a Transfer permitted by this Indenture if, but for the existence of such Default or Event of Default, such Subsidiary would otherwise be entitled to be released from its Guarantee following the sale of such Equity Interests) and (ii) until the Issuers shall have delivered to the Trustee an Officers’ Certificate, upon which such Trustee shall have no liability in relying, stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under this Indenture.

(d) The Trustee shall execute any documents reasonably requested by either the Issuers or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04.	Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this

Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05.	Notice to Trustee.

An Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until the Trustee shall have received written notice thereof from the Issuers no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06.	Limitation on Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent

Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.	Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to an Issuer or any Guarantor: Crown Americas LLC

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154-4599

Attn: General Counsel

Telephone: (215) 698-5100

Facsimile: (215) 676-6011

With copies to:

Dechert LLP

Cira Center

2929 Arch Street

Philadelphia, PA 19104

Attn: William G. Lawlor

Telephone: (215) 994-4000

Facsimile: (215) 994-2222

If to the Trustee:

Citibank, N.A.

Corporate Trust Office

388 Greenwich Street, 14th Floor

New York, NY 10013

Attn: Corporate Trust Services - Crown Americas LLC

Telephone: (212) 816-5639

Facsimile: (212) 816-5527

The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.	Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05.	Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of an Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.	Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.	Governing Law.

This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of Parent or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.10.	Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.

SECTION 11.11.	Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.12.	Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13.	Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CROWN AMERICAS LLC as Issuer

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN AMERICAS CAPITAL CORP. as Issuer

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

GUARANTORS:

CROWN HOLDINGS, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Vice Chairman of the Board, Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

Central States Can Co. of Puerto Rico, Inc.
CROWN Beverage Packaging Puerto Rico, Inc.
Crown Consultants, Inc.
Crown Cork & Seal Company (DE), LLC
Crown Cork & Seal Company, Inc.
Crown Financial Corporation
Crown Financial Management, Inc.
Crown International Holdings, Inc.
CROWN Packaging Technology, Inc.
Foreign Manufacturers Finance Corporation
NWR, Inc.
Crown Holdings (PA), LLC

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN Cork & Seal USA, Inc.
CROWN Risdon USA, Inc.
Crown Beverage Packaging, Inc.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CITIBANK, N.A., as Trustee

By:	/s/ John J. Byrnes
Name:	John J. Byrnes
Title:	Vice President

EXHIBIT A-1

[FORM OF RESTRICTED NOTE]

CROWN AMERICAS LLC

CROWN AMERICAS CAPITAL CORP.

7 5/8% SENIOR NOTE DUE 2013

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend]

No. [ ]	CUSIP No. [ ]
ISIN No.[ ]
$[ ]

CROWN AMERICAS LLC, a Pennsylvania limited liability company (“Crown Americas”), and CROWN AMERICAS CAPITAL CORP., a Delaware corporation (“Capital Corp.”), as issuers (the “Issuers”), for value received, jointly and severally, promise to pay to [            ] or registered assigns the principal sum of [                                ] on November 15, 2013.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2006.

Record Dates: May 1 and November 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, each Issuer has caused this Note to be signed manually or by facsimile by two of its duly authorized officers.

CROWN AMERICAS LLC

By:
Name:
Title:

By:
Name:
Title:

CROWN AMERICAS CAPITAL CORP.

By:
Name:
Title:

By:
Name:
Title:

A-1-2

Certificate of Authentication

This is one of the 7  5/8% Senior Notes due 2013 referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:

Dated: [                                    ]

A-1-3

[FORM OF REVERSE OF RESTRICTED NOTE]

CROWN AMERICAS LLC

CROWN AMERICAS CAPITAL CORP.

7 5/8% SENIOR NOTE DUE 2013

1. Interest. CROWN AMERICAS LLC, a Pennsylvania limited liability company (“Crown Americas”), and CROWN AMERICAS CAPITAL CORP., a Delaware corporation (“Capital Corp.”), as issuers (the “Issuers”), jointly and severally, promise to pay interest on the principal amount set forth on the face hereof at a rate of 7.625% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 18, 2005 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 15 and November 15, commencing May 15, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Issuers will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 1 or November 1 preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent and Registrar. Initially, Citibank, N.A. (the “Trustee”) will act as a Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice. The Issuers or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuers issued the Notes under an Indenture dated as of November 18, 2005 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5. Optional Redemption.

(a) On and after November 15, 2009, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at the following redemption

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prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on November 15 of any year set forth below:

Year	Percentage
2009	103.813%
2010	101.906%
2011 and thereafter	100.000%

(b) In addition, prior to November 15, 2009, the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a “Make-Whole Redemption”).

Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

(c) Notwithstanding the foregoing, on or prior to November 15, 2008, the Issuers, on one or more occasions, may, at their option, redeem up to 35% in aggregate principal amount of the Notes (including Additional Notes) originally issued under the Indenture at a redemption price equal to 107.625% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of Crown Americas or are used to subscribe from Crown Americas’ shares of its Qualified Capital Stock; provided that (1) at least 65% in aggregate principal amount of the Notes (including Additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent described in the notice relating to such redemption, including, but not limited to, completion of the related Equity Offering.

6. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

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7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8. Registration Rights Agreement. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. Capitalized terms used in this paragraph 8 and not otherwise defined have the meanings set forth in the Registration Rights Agreement.

In the event that (i) within 120 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (ii) within 240 days after the Issue Date, the Exchange Offer Registration Statement has not been declared effective, (iii) within 270 days after the Issue Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Initial Placement or Exchange Securities in accordance with and during the periods specified in Sections 2(c)(iii) and 3(b)(ii) of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), then liquidated damages (“Liquidated Damages”) will accrue on this Note from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate equal to 0.25% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed 1.00% per annum.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuers at their

A-1-6

written request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Issuers and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to an Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuers and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Equity Interests, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Issuers from their Restricted Subsidiaries, enter into transactions with Affiliates, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of Parent and its Restricted Subsidiaries and requires the Issuers to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuers must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or an Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

A-1-7

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

16. Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for an Issuer or its Affiliates, and may otherwise deal with an Issuer or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

18. Discharge. The Issuers’ obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in

A-1-8

such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Crown Americas LLC

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154-4599

Attn: General Counsel

Telephone:	(215) 698-5100
Facsimile:	(215) 676-6011

A-1-9

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

☐ Section 4.08	☐ Section 4.12

If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-11

EXHIBIT A-2

[FORM OF UNRESTRICTED NOTE]

CROWN AMERICAS LLC

CROWN AMERICAS CAPITAL CORP.

7 5/8% SENIOR NOTE DUE 2013

[Insert Global Note Legend, if applicable]

No. [ ]	CUSIP No. [ ]
ISIN No. [ ]
$[ ]

CROWN AMERICAS LLC, a Pennsylvania limited liability company (“Crown Americas”), and CROWN AMERICAS CAPITAL CORP., a Delaware corporation (“Capital Corp.”), as issuers (the “Issuers”), for value received, jointly and severally, promise to pay to [            ] or registered assigns the principal sum of [                                ] on November 15, 2013.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2006.

Record	Dates: May 1 and November 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-2-1

IN WITNESS WHEREOF, each Issuer has caused this Note to be signed manually or by facsimile by two of its duly authorized officers.

CROWN AMERICAS LLC

By:
Name:
Title:

By:
Name:
Title:

CROWN AMERICAS CAPITAL CORP.

By:
Name:
Title:

By:
Name:
Title:

A-2-2

Certificate of Authentication

This is one of the 7 5/8% Senior Notes due 2013 referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:

Dated: [                                    ]

A-2-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]

CROWN AMERICAS LLC

CROWN AMERICAS CAPITAL CORP.

7 5/8% SENIOR NOTE DUE 2013

1. Interest. CROWN AMERICAS LLC, a Pennsylvania limited liability company (“Crown Americas”), and CROWN AMERICAS CAPITAL CORP., a Delaware corporation (“Capital Corp.”), as issuers (the “Issuers”), jointly and severally, promise to pay interest on the principal amount set forth on the face hereof at a rate of 7.625% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 18, 2005 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 15 and November 15, commencing May 15, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Issuers will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 1 or November 1 preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent and Registrar. Initially, Citibank, N.A. (the “Trustee”) will act as a Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice. The Issuers or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuers issued the Notes under an Indenture dated as of November 18, 2005 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5. Optional Redemption.

(a) On and after November 15, 2009, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at the following redemption

A-2-1

prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on November 15 of any year set forth below:

Year	Percentage
2009	103.813%
2010	101.906%
2011 and thereafter	100.000%

(b) In addition, prior to November 15, 2009, the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a “Make-Whole Redemption”).

Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

(c) Notwithstanding the foregoing, on or prior to November 15, 2008, the Issuers, on one or more occasions, may, at their option, redeem up to 35% in aggregate principal amount of the Notes (including Additional Notes) originally issued under the Indenture at a redemption price equal to 107.625% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of Crown Americas or are used to subscribe from Crown Americas’ shares of its Qualified Capital Stock; provided that (1) at least 65% in aggregate principal amount of the Notes (including Additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent described in the notice relating to such redemption, including, but not limited to, completion of the related Equity Offering.

6. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

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7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

9. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another Person.

11. Amendment, Supplement, Waiver, Etc. The Issuers and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to an Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuers and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

12. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Equity Interests, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Issuers from their Restricted Subsidiaries, enter into transactions with Affiliates, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of Parent and its Restricted Subsidiaries and requires the Issuers to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuers must annually report to the Trustee on compliance with such limitations.

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13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or an Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except

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a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

15. Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for an Issuer or its Affiliates, and may otherwise deal with an Issuer or its Affiliates, as if it were not Trustee.

16. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17. Discharge. The Issuers’ obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

18. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Crown Americas LLC

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154-4599

Attn: General Counsel

Telephone:	(215) 698-5100
Facsimile:	(215) 676-6011

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

☐ Section 4.08	☐ Section 4.12

If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

[FORM OF LEGEND FOR RESTRICTED SECURITIES]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, or (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS, IF THE ISSUERS SO REQUEST THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND

B-1

BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

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EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

Crown Americas LLC

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154-4599

Citibank, N.A.

Corporate Trust Office

388 Greenwich Street, 14th Floor

New York, NY 10013

Attention: Corporate Trust Services - Crown Americas LLC

Re:	7 5/8% Senior Notes due 2013

(CUSIP )
(ISIN )

Reference is hereby made to the Indenture, dated as of November 18, 2005 (the “Indenture”), by and among Crown Americas LLC (“Crown Americas”) and Crown Americas Capital Corp. (“Capital Corp”), as issuers (the “Issuers”), the Guarantors and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of                      in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to an Issuer or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b) ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed

Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c) ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d) ☐ Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	☐ a beneficial interest in a:

(i)	☐ Rule 144A Global Note (CUSIP ) (ISIN ), or

(ii)	☐ Regulation S Global Note (CUSIP ) (ISIN ), or

(b)	☐ a Restricted Physical Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ) (ISIN ), or

(ii)	☐ Regulation S Global Note (CUSIP )(ISIN ), or

(iii)	☐ Unrestricted Global Note (CUSIP ) (ISIN ), or

(b)	☐ a Restricted Physical Note; or

(c)	☐ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

Crown Americas LLC

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154-4599

Citibank, N.A.

Corporate Trust Office

388 Greenwich Street, 14th Floor

New York, NY 10013

Attention: Corporate Trust Services - Crown Americas LLC

Re:	7 5/8% Senior Notes due 2013

(CUSIP )
(ISIN )

Reference is hereby made to the Indenture, dated as of November 18, 2005 (the “Indenture”), by and among Crown Americas LLC (“Crown Americas”) and Crown Americas Capital Corp. (“Capital Corp”), as issuers (the “Issuers”), the Guarantors and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of                      in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i)

the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT F

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Crown Americas LLC

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154-4599

Citibank, N.A.

Corporate Trust Office

388 Greenwich Street, 14th Floor

New York, NY 10013

Attention: Corporate Trust Services - Crown Americas LLC

Re:	7 5/8% Senior Notes due 2013

(CUSIP )
(ISIN )

Reference is hereby made to the Indenture, dated as of November 18, 2005 (the “Indenture”), by and among Crown Americas LLC (“Crown Americas”) and Crown Americas Capital Corp. (“Capital Corp”), as issuers (the “Issuers”), the Guarantors and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of                      aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Physical Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to an Issuer or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Physical Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Owner]

By:
Name:
Title:

Dated:

EXHIBIT G

GUARANTEES

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture, dated as of November 18, 2005, by and among Crown Americas LLC (“Crown Americas”) and Crown Americas Capital Corp. (“Capital Corp”), as issuers (the “Issuers”), the Guarantors and Citibank, N.A., as trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (c) all amounts due to the Trustee pursuant to the Indenture.

The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

G-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

GUARANTORS:

Crown Holdings, Inc.

By:
Name:
Title:

Attest:

By:
Name:
Title:

G-2

Central States Can Co. of Puerto Rico, Inc.

CROWN Beverage Packaging Puerto Rico, Inc.

Crown Consultants, Inc.

Crown Cork & Seal Company (DE), LLC

Crown Cork & Seal Company, Inc.

Crown Financial Corporation

Crown Financial Management, Inc.

Crown International Holdings, Inc.

CROWN Packaging Technology, Inc.

Foreign Manufacturers Finance Corporation

NWR, Inc.

Crown Holdings (PA), LLC

By:
Name:	Michael B. Burns
Title:	Vice President & Treasurer

CROWN Cork & Seal USA, Inc. CROWN Risdon USA, Inc. Crown Beverage Packaging, Inc.

By:
Name:	Michael B. Burns
Title:	Vice President & Treasurer

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